      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 16, 1999

                                                       REGISTRATION NO. 333-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                         TOLLGRADE COMMUNICATIONS, INC.
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                               25-1537134
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                               Identification No.)

                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  724-274-2156
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

                         TOLLGRADE COMMUNICATIONS, INC.
                   1995 LONG-TERM INCENTIVE COMPENSATION PLAN
                   ------------------------------------------

                              CHRISTIAN L. ALLISON
                             CHIEF EXECUTIVE OFFICER
                         TOLLGRADE COMMUNICATIONS, INC.
                                 493 NIXON ROAD
                          CHESWICK, PENNSYLVANIA 15024
                                  724-274-2156
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                         PASQUALE D. GENTILE, JR., ESQ.
                            REED SMITH SHAW & MCCLAY
                                435 SIXTH AVENUE
                              PITTSBURGH, PA 15219
                                  412-288-4112

                                ---------------

                                            CALCULATION OF REGISTRATION FEE

===========================================================================================================================
                                                             Proposed               Proposed                 Amount of
Securities to be                   Amount to be          Maximum Offering       Maximum Aggregate          Registration
Registered                         Registered(1)           Price per share        Offering Price                 Fee
---------------------------------------------------------------------------------------------------------------------------
Common Stock, $.20 par value        230,000 shares             (2)                    (2)                       (2)
---------------------------------------------------------------------------------------------------------------------------

(1) Together with an indeterminate number of additional shares that may be necessary to adjust the number of shares reserved for issuance under the Tollgrade Communications, Inc. 1995 Long-Term Incentive Compensation Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

(2) Pursuant to Instruction E of Form S-8, this registration statement relates to 230,000 shares previously registered on Form S-8 (File No. 333-52907) in connection with a separate plan, the Tollgrade Communications, Inc. 1998 Employee Incentive Compensation Plan, with respect to which a registration fee of $1,549 has already been paid. These 230,000 shares are being transferred from the 1998 Employee Incentive Compensation Plan to the 1995 Long-Term Incentive Compensation Plan.

                              EXPLANATORY STATEMENT

           A total of 600,000 shares of common stock of Tollgrade Communications, Inc. (the "Company") were registered by Registration Statement on Form S-8, File No. 333-52907, to be issued in connection with the Tollgrade Communications, Inc. 1998 Employee Incentive Compensation Plan (the "1998 Plan"). On May 6, 1999, the shareholders approved an increase of 230,000 shares issuable under the Tollgrade Communications, Inc. 1995 Long-Term Incentive Compensation Plan (the "1995 Plan") and a corresponding decrease of 230,000 shares issuable under the 1998 Plan, which shares were registered in connection with the 1998 Plan but have not been issued under the 1998 Plan. Pursuant to Instruction E to Form S-8 and the telephonic interpretations of the Securities and Exchange Commission set forth at questions 89 and 90 of the "Securities Act Forms" section of the Division of Corporation Finance Manual of Publicly Available Telephone Interpretations (July 1997), the 230,000 shares are transferred over to, and deemed covered by, this Registration Statement on Form S-8 in connection with the 1995 Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         This Form S-8 Registration Statement is being filed pursuant to paragraph E of the general instructions to Form S-8 to register an additional 230,000 shares of Common Stock, $.20 par value per share, being offered under the Tollgrade Communications Inc. 1995 Long-Term Incentive Compensation Plan.

         The contents of the Company's initial Form S-8 Registration Statement with respect to the 1995 Plan, File No. 333-04290, which was filed with the Securities and Exchange Commission on May 1, 1996, and the Post-Effective Amendment No. 1 to Form S-8 Registration Statement with respect to the Plan, File No. 333-04290, which was filed with the Securities and Exchange Commission on July 18, 1997, are hereby incorporated by reference to this Form S-8 Registration Statement, except to the extent modified below.

ITEM 8.  EXHIBITS.

An exhibit index, containing a list of all exhibits filed herewith, is included on Page II-4.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on July 15, 1999.


                                                  TOLLGRADE COMMUNICATIONS, INC.


                                                  By  /s/ Christian L. Allison
                                                    ----------------------------
                                                      Christian L. Allison
                                                      Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 15, 1999.

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Christian L. Allison and Sara Antol, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.


           SIGNATURE                                       TITLE
           ---------                                       -----


    /s/Christian L. Allison                       Chairman of the Board and
    -----------------------                       Chief Executive Officer
    Christian L. Allison                          (Principal Executive Officer)


    /s/James J. Barnes                            Director
    -----------------------
    James J. Barnes


    /s/Daniel P. Barry                            Director
    -----------------------
    Daniel P. Barry


    /s/Rocco L. Flaminio                          Director, Vice Chairman
    -----------------------                       and Chief Technology Officer
    Rocco L. Flaminio


    /s/Richard H. Heibel                          Director
    -----------------------
    Richard H. Heibel, M.D.

    /s/Robert W. Kampmeinert                      Director
    ------------------------
    Robert W. Kampmeinert


    /s/David S. Egan                              Director
    ------------------------
    David S. Egan


    /s/Samuel C. Knoch                            Chief Financial Officer and
    ------------------------                      Treasurer (Principal Financial
    Samuel C. Knoch                               Officer)


    /s/Bradley N. Dinger                          Controller
    ------------------------                      (Principal Accounting Officer)
    Bradley N. Dinger

                                  EXHIBIT INDEX
                    (Pursuant to Item 601 of Regulation S-K)

Exhibit                                                                                            Sequential
  No.      Description and Method of Filing                                                           Page
-------    --------------------------------                                                        ----------
4.1        Amended and Restated Articles of Incorporation of the Company, as
           amended through May 6, 1998, incorporated herein by reference to
           Exhibit 3.1 to the Company's Annual Report on Form 10-K for
           the year ended December 31, 1998.                                                        *

5.1        Opinion of Reed Smith Shaw & McClay LLP regarding legality of shares
           of the Company's Common Stock being registered, filed herewith.                          6

23.1 Consent of Reed Smith Shaw & McClay LLP (contained in the opinion filed as Exhibit 5.1 hereto).

23.2       Consent of PricewaterhouseCoopers LLP, independent
           certified accountants, filed herewith.                                                   7

24.1       Powers of Attorney (filed herewith as part of the signature pages).







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